M E M O R A N D U M   O F   AGREEMENT

KNOW ALL MEN BY THESE PRESENTS:

            This MEMORANDUM OF AGREEMENT(the "Agreement) is made and entered into this day August 17, 2012 ("Effective Date") by and between the following parties:

TELUPAY (PHILIPPINES), INC., a corporation duly organized and existing under and by virtue of the laws of the Philippines with principal place of business and office address at the 6th Floor Kings Court Building 2, 2129 Don Chino Roces Avenue corner Dela Rosa Street, Makati City 1230, Philippines, herein represented by its President& CEO, Jose Luis Romero-Salas, duly authorized for the purpose, hereinafter referred to as "TELUPAY";

- and -

MEGALINK, INC., a domestic corporation duly organized and existing under and by virtue of the laws of the Philippines with principal place of business and office address at the 4TH Floor, OneE-comCenter Building, Palm Coast Avenue, Mall of Asia Complex, Pasay City, Philippines, herein represented by its President & CEO, Benjamin P. Castillo, duly authorized for the purpose, hereinafter referred to as "MEGALINK".

W I T N E S S E T H ; That,

            WHEREAS,TELUPAY is an independent service provider in the business of providing support services for mobile banking services of banks and other businesses;

            WHEREAS, MEGALINK is a consortium of banks and other participating institutions in the business of routing financial transactions electronically via a network of service channels owned by its members, participating institution and other service partners;

            WHEREAS, TELUPAY and MEGALINK have executed a Memorandum of Understanding (MOU) dated December 16, 2011, whereby the Parties agreed to cooperate and collaborate in a mutually accepted business and technical solution for the development of a TELUPAY's Telco agnostic Mobile Banking Servicesas a Pilot Program pursuant to the terms and conditions of the MOU.

            WHEREAS, the Pilot Program has been successfully completed andTELUPAYhas offered to provide MEGALINKsupport services for mobile banking services of the latter's members, participating institutions and other service partners, and MEGALINK has agreed to proceed with the commercial implementation of the mobile banking service and to engage TELUPAY's Telco Agnostic Mobile Banking Services for the purpose;

            WHEREAS, there is a need for TELUPAY and MEGALINK to execute a Memorandum of Agreement to govern the terms of the Telco Agnostic Mobile Banking Service.

NOW, THEREFORE, the parties hereby agreeas follows:

1.       DEFINITIONS AND INTERPRETATIONS.

Unless the context otherwise requires, the following terms and interpretations are defined and used in this Agreement as follows:

1.1.     "Production Server Set-Up" shall mean the specific computer hardware, to include the development server, equipment, telecommunications and/or network connections, security firewalls, commercial off-the-shelf (COTS) software, operating systems, and other resources, to include the licensing, insurance, warranty, maintenance service and/or sub-contracting of any and all third-party hardware and software necessary to support the Production Server Set-Up to be used by TELUPAY. The Production Server Set-Up shall be provided by MEGALINK and would be kept in an area controlled and secured by MEGALINK. MEGALINK shall provide TELUPAY with reasonable access to the Production Server Set-Up to include site-to-site VPN connectivity.

1.2.      "System Specification" shall mean the required specification of the Production Server Set-Up, more particularly described in the "Specifications of the System" hereto attached Annex "E". While the TELUPAY Services would function on the "Minimum" system configuration within the stated performance range, the "Recommended" configuration helps ensure optimum system performance within the same performance range.

1.3.     "Location" shall mean the area provided, maintained and secured by MEGALINK located within its premises where the Production Server Set-Up is.

1.4.     "Maintenance Services" shall mean the maintenance and technical support services performed by TELUPAYas specified in the Service Level Agreement.

1.5.     "Service Level Agreement" or "SLA" shall mean the agreement between the Parties specifying and defining the parameters by which the operation of the installed system in the premises of MEGALINK shall be maintained in accordance with the commitment levels, hereto attached as Annex "B".

1.6.     "Members"shall mean, for purposes of this Agreement, such members, participating institution and service partners of MEGALINK, listed in the List of Members, hereto attached as Annex "C"

1.7.     "Pilot Program" shall mean MEGALINK's and its members use of the TELUPAY Services for a period of six (6) months or less from Effective Date of the MOU on the Pilot Program. The Pilot Program established MEGALINK's assessment and acceptance of the TELUPAY Services in terms of capability, reliability, usability, security, viability, scalability, performance, instability, compatibility and overall requirements of MEGALINK and network for an interbank mobile banking service, in which both Parties agreed on the testing and acceptance criteria of the TELUPAY Services.

1.8.     "Parties" shall collectively refer to TELUPAYand MEGALINK, and "Party" shall refer to any of the individual Parties.

1.9.     "Memorandum of Agreement" or "Agreement" shall mean this document, and its annexes as a whole, which defines the terms and conditions governing the production and/or commercial implementation of TELUPAY Services in the operations of MEGALINK.

1.10.     "TELUPAY Confidential Information" shall mean any and all of the TELUPAY Services, TELUPAY Services Documentation, and the TELUPAY System that are confidential, proprietary and shall remain the property of TELUPAY.

1.7.     "TELUPAY Services" shall mean services to be provided by TELUPAY in accordance with Section 2 hereof, which shall include Telco Agnostic Mobile Banking System ("MBS"), SMS Information Management System ("SIMS") and Eload services including all updates, patches or enhancements thereto, training, maintenance and support services and other deliverables and information supplied by or on behalf of TELUPAY.

1.11.     "TELUPAY Services Documentation" shall mean the services manuals, user instructions, technical literature and all other related materials in eye readable form supplied to MEGALINK and its Members by TELUPAY for aiding the use of the whole or part of the TELUPAY Services.

1.12.     "TELUPAY System" shall mean the TELUPAY Services and the TELUPAY Services Documentation.

2.       SCOPE OF WORK

2.1     During effectivity of this Agreement and in accordance with the terms and conditions set out herein, TELUPAY hereby agrees to:

(a)     Provide to MEGALINK the TELUPAY Services which TELUPAY shall install on the MEGALINK Production Server Set-Up as listed in the List of TELUPAY Services, hereto attached as Annex "D";

(b)     Provide training to MEGALINK in terms of the User Training Plan ("Training Plan") and assist MEGALINK in training the MEGALINK Members who will avail of the TELUPAY Services;

(c)     Provide a soft copy of a set of services manual for the TELUPAY Services containing sufficient information to enable proper use of all the facilities and functions set out in the System Specification (Services Manual). Production and copying whole or part of the Services Manual is limited to the official use of MEGALINK related to TELUPAY Services, and any changes made on the Services Manual by MEGALINK shall require prior written notice to TELUPAY, who shall then be provided a copy of the proposed changes. Unless MEGALINK receives TELUPAY's written objection within two (2) working days from TELUPAY's receipt of the notice, changes shall be deemed accepted by TELUPAY. Any copying, disclosure, distribution or reliance on the Services Manual by anyone other than the intended recipient is strictly prohibited;

(d)     Provide a soft copy of a set of user manual (Customer Manual) for the TELUPAY Services. Production and copying whole or part of the Customer Manual is limited to the official use of MEGALINK and its Members for their mobile phone banking services for their customers or end-user accountholders, and any changes made on the Customer Manual by MEGALINK or its Members for release to its customers shall require prior written notice to TELUPAY, who shall be provided a copy of the proposed changes. Unless MEGALINK and its Members receive TELUPAY's written objection within two (2) working days from TELUPAY's receipt of the notice, changes shall be deemed accepted by TELUPAY. Any copying, disclosure, distribution or reliance on this material by anyone other than the intended recipient is strictly prohibited;

(e)     Provide the Maintenance Services for MEGALINK in accordance with the SLA;

(f)     Provide for MEGALINK such professional personnel of such qualification as to ensure full and uninterrupted rendering of the TELUPAY Services; and

(g)     Provide TELUPAY Services in the most efficient manner, including services related to Mobile Banking Services as listed in the List of TELUPAY Services, hereto attached as Annex "D".

2.2     All TELUPAY Services Documentation and other readable materials relating to the TELUPAY Services and this Agreement shall be provided using the English language.

2.3     Only MEGALINK and Members' customers with Megalink bank accounts in the Philippines may utilise the TELUPAY Services. MEGALINK and Members' customers travelling outside of the Philippines using a local SIM may opt to use the TELUPAY Services subject to the availability of the network connectivity and subject to the mobile network operator applicable roaming charges to be paid by the MEGALINK and Members' customers. Access using international numbers shall be subject to MEGALINK's system enhancement that facilitates international SMS gateway.

3.       PAYMENT

a.     The service fee for the TELUPAY Services and other services or charges to be provided under this Agreement are set out in Annex "A" of this Agreement.

b.     The service fee shall be paid in accordance with the BSP-MEGALINK Electronic Settlement process and will be reflected in TELUPAY Settlement report.

c.     All fees are VAT inclusive.

d.     TELUPAY reserves the right to charge additional interest charges for fees not paid within ten (10) calendar days after the due date at the rate of 5% per annum from the time the fees became due until receipt of full payment by MEGALINK.

e.     For Maintenance Services, no fees shall be charged to MEGALINK for works covered by the SLA. Maintenance Service Fees for works not covered by the SLA shall be paid within ten (10) days from receipt of invoice at such rate as shall be mutually agreed upon

f.     The Parties shall agree on the provision of any additional development works, features or services not specified in this Agreement and/or outside of the SLA, and the corresponding fees or charges thereof.

4.       WARRANTIES OF THE PARTIES

4.1     TELUPAY hereby represents and warrants to MEGALINK that:

a.     It has legal capacity, power and corporate authority, and has taken all action necessary, to execute and deliver this Agreement and any and all other documents required to be executed and delivered by it in connection herewith and to perform its obligations hereunder, and to consummate the transactions contemplated by this Agreement;

b.     No governmental authorizations or other authorizations or consents are required in connection with this Agreement, or any other documents required to be executed and delivered in connection herewith, and the performance of its obligations hereunder and thereunder;

c.     This Agreement constitutes the legal, valid and binding obligation of TELUPAY enforceable against it in accordance with its terms;

4.2     MEGALINK hereby represents and warrants to TELUPAY that:

a.     It has power and authority, and has taken all action necessary, to execute and deliver this Agreement and any and all other documents required to be executed and delivered by it in connection herewith and to perform its obligations hereunder, and to consummate the transactions contemplated by, this Agreement;

b.     No governmental authorizations or other authorizations or consents are required in connection with this Agreement, or any other documents required to be executed and delivered in connection herewith, and the performance of its obligations hereunder and thereunder;

c.     This Agreement constitutes the legal, valid and binding obligation of MEGALINK enforceable against it in accordance with its terms;

5.       RIGHTS AND OBLIGATION

5.1.     TELUPAY

During the effectivity of this Agreement, TELUPAY agrees to:

a.     Provide the TELUPAY Services and TELUPAY Services Documentation set forth in Section 2.1 above.

b.     Appoint a Project Management Team Lead to manage the scope of this Agreement who will act as a point-of-contact to handle all technical, commercial and other related matters with MEGALINK. TELUPAY shall immediately notify MEGALINK in writing in case of substitution or replacement of such Project Management Team Lead or contact details of such Team Lead.

c.     Maintain the TELUPAY Services according to the SLA in the most efficient and effective manner necessarily called for by, and bearing in mind the nature of, the business needs of the Members and MEGALINK

d.     In the event that there will be a need for changes, upgrade, manipulation of the Systems Specifications changes (i.e., patches, fixes, changes in IP address, etc.) required to maintain the quality operation of the TELUPAY Services, the same shall be conducted only upon prior written agreement of both Parties, in the event that the implementation of any such agreed changes in Systems Specifications that will affect or disrupt in any manner the operations of TELUPAY Services, TELUPAY shall inform MEGALINK in writing at least forty-eight (48) hours prior to commencing any such implementation. In any event, all changes and maintenance services shall require prior written notice to MEGALINK and its Members.

e.     TELUPAY commits to integrate the mobile banking system of SMART Communications and Globe Telecoms with the TELUPAY Services installed at the Location.-

5.2.     MEGALINK

During the effectivity of this Agreement, MEGALINK agrees to;

a.     Appoint a Project Management Team Lead to interface with TELUPAY on all aspects of management of this Agreement and its Annexes.

b.     Ensure the availability of its representatives in coordination meetings for the smooth implementation of the TELUPAYServices, to include coordination with representatives of Members, if needed.

c.     Provide and maintain the Production Server Set-Up based on System Specification

d.     Provide proper and required security measures for the Location

e.     Allow the automatic generation and transmission of daily transaction reports by the TELUPAY Services to TELUPAY

f.     Use its best commercial efforts to market and promote the mobile phone banking services using the TELUPAY Services to theMembers, customers, end-user account holders,and the general public for the entire duration of this Agreement;

6.       TAXES AND COSTS

All taxes payable by the Parties arising from or in connection with the implementation of this Agreement shall be paid by or for the account of the Party to whom such tax is imposable under the law.

7.       TERM AND TERMINATION

7.1.     Unless otherwise terminated in accordance with the terms of this Agreement. This Agreement shall take effect upon its signing by both Parties and shall remain in full force and effect for five (5) year from the date of execution, and shall automatically be considered renewed from year to year, unless a notice of intent not to renew is served upon the other Party in writing within 30 days prior to date of termination.

7.2.     TELUPAY shall notify MEGALINK in writing of any plans of merger, consolidation, reorganization or change in ownership structure involving TELUPAY. In the event of such merger, consolidation, reorganization or change in ownership with respect to TELUPAY, this Agreement shall be deemed automatically terminated and the rights and obligations herein contained and pertaining to TELUPAY shall be deemed discontinued unless the surviving corporation or resulting consolidated entity is still TELUPAY, or if the reorganized/restructured organization did not result in any change in majority control of TELUPAY. This is without prejudice to rights and obligations already incurred and outstanding prior to the effective date of merger, consolidation, reorganization or restructuring (Date of Merger, Consolidation, Reorganization or Restructuring), all of which shall be deemed due and should be settled within five (5) business days from such effective date.

7.3.     This Agreement may be terminated pursuant to the following terms:

7.3.1.  Voluntary Termination - Subject to the provisions of this Agreement, any Party may voluntarily terminate this Agreement by providing at least thirty (30) - day prior written notice to the other Party.

7.3.2.  Termination by Reason of Insolvency - If either Party enters into liquidation whether compulsory or voluntary or if a petition for bankruptcy is filed against either Party and the said compulsory liquidation or petition for bankruptcy is not remedied within 90 days from the date of its filing, or if either Party assigns its assets for the benefit of a creditor or creditors, the Party may immediately terminate this Agreement by notice in writing but without prejudice to the rights which may have accrued to either Party prior the date of termination.

7.3.3.  Termination due to Breach of Obligation - If either Party (i) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein which remain unremedied for thirty (30) calendar days from notice of such breach to the other Party, or (ii) breaches its representations and warranties in any material respectand such breach would have material and adverse effect on the ability of the other Party to perform its obligations hereunder, the non-defaulting Party may there upon terminate the Agreement without prejudice to other remedies and actions that both Parties may have.

7.3.4.  Termination due to Force Majeure - When a Party is unable to fulfill, in whole or in part, its obligations hereunder, and such inability arises by reason of an event constituting Force Majeure, such Party may be temporarily excused from fulfilling such obligations (but only to the extent that its inability to fulfill such obligations is caused by the Force Majeure event) until the abatement of such Force Majeure event; provided, that such Party provides prompt written notice of the existence of such Force Majeure event to the other Party. The Term shall not be extended as a result of any Force Majeure event. In the event that the Force Majeure event has the effect of interrupting materially the performance of the affected Party's obligations under this Agreement for a period of more than fifteen (15) consecutive days, either Party may terminate this Agreement affected as of a date specified by the terminating Party in a written notice of termination to the other Party without payment of any termination fee or penalty, but without prejudice to rights and obligations which have already accrued prior to the termination.

7.4.     Action Upon Termination

Upon termination of this Agreement, and for whatever reason:

7.4.1.  In the event that the Agreement is terminated TELUPAY agrees not to immediately (i) pull-out the TELUPAY Service installed in the Production Server Set-Up in MegaLink's premises and (ii) cut-off the TELUPAY Services and shall allow for and agree to a reasonable phase-in and phase-out arrangement with MEGALINK until such time that MEGALINK could secure a substitute service provider subject to payment of fees as may be agreed upon by the Parties. TELUPAY shall give full cooperation and support to MEGALINK including transition assistance to assure an orderly and efficient transfer

7.4.2.  Both Parties shall return any and all materials, documents and equipment owned by the other Party within five (5) days from the termination of the phase-in phase-out arrangement or such other reasonable period as may be agreed.

7.4.3.  The Party with obligation to pay or remit any amount due to the other Party shall pay the amount due in full pursuant to this Agreement within five (5) business days from termination.

7.4.4.  Provisions of this Agreement that by their nature continue beyond the expiration or termination of this Agreement, and those provisions that are expressly stated to survive termination, shall survive the termination or expiration of this Agreement, including, without limitation, Sections 8(Disclosure and Confidentiality), 19.i (Limitations of Liability) and 19.k (Governing Law), and obligation to satisfy any accrued but unpaid financial obligations.

8.       DISCLOSURE AND CONFIDENTIALITY

8.1.     No public announcement of this Agreement or of the transaction contemplated hereunder shall be issued or published, or caused or permitted to be issued or published, by either Party without the prior written consent of the other.

8.2.     None of the Parties shall disclose to any third party, without the prior written approval of the other Party (which approval shall not be unreasonably withheld) any confidential information, which includes (i) the contents of this Agreement (ii) any details or information about the other Party's business or activities or confidential or proprietary information of the other Party, acquired as a result of their relationship except as may be required by existing contracts, applicable law, legal process or duly authorized regulatory authorities or to their respective professional advisers.

8.3.     If any Party makes any disclosure to an employee, professional adviser or any other party, when permitted under this Section, that Party shall ensure that the recipient of the information covenants on similar terms as those appearing in this Section to keep such information confidential except in accordance with applicable law. It is agreed that such party making the disclosure to its professional adviser or any other third party shall be liable for unauthorized disclosures by such professional adviser and third party.

8.4.     Each Party shall exert best efforts to ensure that its employees, agents, advisers and contractors who are at any time in possession of such confidential information do not disclose or suffer or permit the disclosure of such confidential information.

8.5.     A party violating its obligations under this Agreement shall fully indemnify the other for all actual and direct damages caused by such breach. Moreover, the Disclosing Party shall be entitled to specific performance and injunctive relief as well as other equitable relief as a remedy for any such breach of this Agreement in addition to all monetary or other remedies available under the law or in equity. Either Party may not, however, be made liable to the other Party for any moral, nominal, exemplary, special, indirect or consequential damages, including profit loss or lost business opportunities, whether foreseen or unforeseen unless it is shown that there is evident bad faith, gross negligence or willful breach on the part of the Party who violated any of the terms of this Agreement

9.       PERMITTED PURPOSE AND USAGE

9.1.     The TELUPAY Services shall be used by MEGALINK for the purpose of providing mobile phone banking and Eload services to its Members and the Members'customers and/or end-user accountholders of whom have subscribed to the TELUPAY Services.

9.2.     MEGALINK shall impose on its Members transaction fees for the mobile phone banking services usingthe TELUPAY Services which shall be subject to the terms and conditions of this Agreement.

9.3.     MEGALINK shall not in any way allow the TELUPAY System to be used outside of the permitted purpose without the approval of TELUPAY.

10.     WARRANTY WITH RESPECT TO THE TELUPAY SERVICES

TELUPAY warrants that the TELUPAY Services shall conform to the published specifications and shall function according to the business requirement it was customized to, for a period of ninety (90) days starting from the date the TELUPAY Services are in production and/or in commercial use.

For the avoidance of doubt, production and/or commercial use shall mean any of the following has occurred:

    the TELUPAY Services are already in production, that is the TELUPAY Services have "gone live"and accepted by MEGALINK to be stable and relatively bug-free with a quality suitable and ready for wide distribution and use by MEGALINK, MEGALINK Members and their customers and/or end-user accountholders, even without commercial support or use.

    MEGALINK or any of its Members has started charging its customers and/or end-user accountholders transaction fees for the use of the TELUPAY Services.

    MEGALINK or any of its Members havemade announcement(s) of its mobile phone banking or mobile banking using the TELUPAYServices is commercially available

Within the period of Warranty, TELUPAY's responsibility shall be for the restoration, at its own expense, the feature or module of the TELUPAY Services which was found to be faulty, provided that the TELUPAY Services were not subjected to any intervention by any other party other than the authorized representative of TELUPAY.

The limited Warranty applies only to the TELUPAY Services and does not apply to any hardware or third-party software operating system which may reside in MEGALINK Production Server Set-Up as detailed in the "Specifications of the System" hereto attached Annex "E".

The limited Warranty herein is offered on an AS-IS and AS-AVAILABLE

BASIS, without warranties of any kind, either express or implied, statutory or otherwise from future technologies and changes in the technologies, release and functional features updates which may come up as a result of evolving technologies.

11.     MAINTENANCE SERVICE

Immediately following the Warranty Period, the obligations of the Service Provider with regards to the Maintenance of the TELUPAY Services shall be governed by the provisions as stated in the SLA whichis deemed incorporated in and made coterminous with this Agreement

MEGALINK, subject to existing security arrangements, shall allow TELUPAY's authorized representative to enter the Location, in order to conduct repairs, system health check, monitoring activities, accessing necessary information or data, to include downloading and printing of necessary information or data, as part of the Service Provider's activity in providing Maintenance Service or as may be required in the SLA.

The Maintenance Service shall only cover the TELUPAY System, and shall not apply to the Hardware and other peripherals which shall be for the account of MEGALINK.

For services outside of the scope of the SLA, both Parties shall agree in writing as regards to the scope and charges that will be applied prior to conduct of any actual work.

12.     ACCESS TO PREMISES AND DATA

12.1.     MEGALINK agrees that TELUPAY shall not be made jointly and severely liable for any violation of Republic Act No. 1405 otherwise known as the Bank Deposit Secrecy Lawgranting that TELUPAY shall not have access to the account information of MEGALINK and its Members' customers and/or end-user accountholders.

12.2.     TELUPAY shall install the TELUPAY Services in the MEGALINK Production Server Set-Up provided by MEGALINK at the Location. MEGALINK shall take all the necessary measures to ensure protection of the installation at all times and ensure that every visit by TELUPAY shall be accompanied by MEGALINK representative and monitored accordingly.

12.3.     Both Parties shall allow access to internal and external auditors to information regarding the installation of the TELUPAY System as may be reasonably necessary for the auditors to exercise their duties and responsibilities.

12.4.     TELUPAY shall grant access to Bangko Sentral ng Pilipinas (BSP) representatives relative to the operations of TELUPAY in order to review the same in relation to the TELUPAY Services's installation.

12.5.     MEGALINK and TELUPAY shall immediately take the necessary corrective measures to satisfy the findings and recommendations of BSP examiners and those of the internal and/or external auditors of MEGALINK and/or TELUPAY

13.     SECURITY AND DATA PROTECTION

13.1.     MEGALINK shall for the duration of the TELUPAY Services, effect and maintain adequate security measures to safeguard the TELUPAY Services from access or use by any unauthorized person by:

13.1.1.  Ensuring that TELUPAY Confidential Information is only transmitted to those of its officers and employees who need to know the TELUPAY Confidential Information, who are properly informed of the confidential nature of the TELUPAY Confidential Information, whose names and titles have been previously disclosed in writing to TELUPAY, and, who have agreed beforehand in writing to abide by the terms and conditions of this Agreement. TELUPAY reserves the right, in its sole discretion, to withhold access to and/or disclosure of all or part of the TELUPAY Confidential Information to any person or entity in cases where it considers such disclosure may compromise the confidentiality, secrecy and/or integrity of the TELUPAY Confidential Information;

13.1.2.  Maintaining a security log of periodic tests of security, distribution of TELUPAY Confidential Information from one secure location to another (if applicable), and breaches of security at all secure locations;

13.1.3.  Maintaining sole possession of the operating system and root user password and serial numbers for access and use of the TELUPAY Services;

13.1.4.  Maintain sole control of its network and physical facilities;

13.1.5.  To promptly report to TELUPAY any theft or attempted theft or any loss of Information from MEGALINK's possession, and co-operate with TELUPAY to immediately investigate the events or potential events, to regain possession of the stolen, lost or disclosed Information and to prevent its further unauthorised use or disclosure.

13.2.     TELUPAY shall formulate and implement necessary internal policies and procedures, including security and controls to ensure protection to itself, to the MEGALINK network as well as to MEGALINK's members, from any operational risk as a result of transactions entered into pursuant to this Agreement,

13.3.     TELUPAY shall comply with standards, guidelines and procedures of MEGALINK including, but not limited to, availability, response time, security requirements, control measures and other procedural standards that may be adopted by MEGALINK;

13.4.     With respect to the access to the TELUPAY Services, MEGALINK shall be equally responsible for any breach of this clause committed by any of its affiliates, partners, sub-contractors, consultants, agents, employees, customers, representatives and the Members, provided there is proven fault or gross negligence of the MEGALINK which directly resulted in the breach.

14.     FORCE MAJEURE

The events of force majeure shall include, but not be limited to, strikes, lockout, temporary stoppage of work, and other union related activities caused by a labor dispute, earthquakes, volcanic eruptions, floods or epidemics, war, rebellion, insurgency, riots, or invasion of the Philippines by another country, and other events of similar nature beyond its own reasonable control.

In case an event of force majeure occurs, the affected Party shall exert its best efforts to comply with its obligations under this Agreement.

The Parties shall not be liable for the non-performance of any of the obligations under this Agreement when such inability is due to an event of force majeure which:

I.   directly affects the performance of a Party's obligations under this Agreement; and

II.  the occurrence of which event is not exacerbated by the fault or negligence of said Party.

The Party invoking an event of force majeure must immediately notify in writing the other Party and specify which of its obligations it is prevented from complying with by the event of force majeure, and the measures it is taking to mitigate the effects thereof, and give an estimate of the period during which it is likely to be prevented from complying with the said obligations.

15.     DISASTER RECOVERY AND TRANSITION SERVICES

15.1.     The Parties agree on a Business Continuity Plan and Disaster Recovery as defined in the Service Level Agreement. Any and all hardware, equipment, and peripheral required to run the Disaster Recovery System shall be for the account of MEGALINK. TELUPAY shall only be responsible for the TELUPAY System to be replicated in the Disaster Recovery System. Disaster recovery sites shall be placed in operation in the event that operations at the MEGALINK's primary Locationcannot be accessed or restored within two (2) hours from receipt of written notification from MEGALINK to TELUPAY of the occurrence of a force majeure event or any unresolved interruption of the TELUPAY Services. Commission of the respective disaster recovery site shall be jointly undertaken and coordinated by the Parties' respective crisis management teams.

15.2.     While both Parties acknowledge that the service being provided by TELUPAY is critical to the nature of business of MEGALINK, and that an abrupt termination of this Agreement may cause both Parties to suffer unquantifiable losses, TELUPAY, to the best of its efforts, shall continue to perform its obligations under this Agreement, notwithstanding a change in ownership, assignment or attachment of assets, or the rendering of judgement of insolvency or the appointment of a receiver, up to three (3) months following such incident or until such time that MEGALINK is able to secure the services of another service provider or put in place the necessary measure in the minimum, to maintain the quality of service this Agreement offers, whichever is earlier. TELUPAY shall give full cooperation and support to MEGALINK including transition assistance to assure an orderly and efficient transfer.

16.     PROPERTY RIGHTS

The TELUPAY Services and/or TELUPAY System and the copyright and other Intellectual Property Rights of whatever nature in the TELUPAY Services and/or TELUPAY System are and shall remain assets of TELUPAY and TELUPAY reserves the right to provide or authorise the use of the TELUPAY Services and/or TELUPAY System by third parties.

MEGALINK shall notify TELUPAY immediately if MEGALINK becomes aware of any unauthorised use of the whole or any part of the TELUPAY Services and/or the TELUPAY System by any unauthorized persons or third parties.

Subject to pertinent governmental rules and procedures, MEGALINK irrevocably grants authorization to TELUPAY, and its authorized employees and agents to enter the Location to check in the presence of MEGALINK's representative/s the Use of the TELUPAY Services.

MEGALINK accepts and acknowledges that the TELUPAY Services have a significant value to TELUPAY, and that should MEGALINK wish to use or set up a competitive business that this would cause TELUPAY considerable loss, accordingly MEGALINK agrees and undertakes to TELUPAY that it shall not, directly or indirectly, alone or jointly with any other person, and whether as a shareholder, partner, director, principal, consultant or agent:

a.     for a period of three (3) years starting on the date of termination of this Agreement, carry on or be engaged in any business which competes with TELUPAY's services as defined in this Agreement.;

b.     for a period of three (3) years starting on the date of termination of this Agreement, and to the detriment of TELUPAY or its business, induce or endeavour to induce any of its other clients to cease to use the TELUPAY Servicesand/or TELUPAY System or to restrict or adversely to vary the terms of their respective agreements; and

Each of the Parties agrees that all and any of their rights under this Agreement may be specifically enforced by preliminary and permanent injunction, it being acknowledged that a breach of any of those rights might cause injury in respect of which damages would not provide an adequate remedy.

17.     Intellectual Property Rights of Third Parties

Where no exclusion of warranty against infringement of the Intellectual Property Rights of third parties is allowed, under applicable laws and without prejudice to TELUPAY's right under applicable paragraphs in this Agreement, to further limit its liability in this regard (if so allowed by applicable laws), the entire liability of TELUPAY to the MEGALINK in respect of such infringement shall be limited to the replacement or change of all or any part of the TELUPAY Services and/or the TELUPAY System and in order to avoid or rectify such infringement. In such event, TELUPAY undertakes to keep MEGALINK free and harmless from any and all losses, damages, liabilities and claims arising from or in connection with such infringement.

In any claim that the normal use or possession of the TELUPAY Services and/or the TELUPAY System infringes the Intellectual Property Rights of a third party, MEGALINK shall not oppose, interfere or prejudice TELUPAY's defence of such claim and MEGALINK shall provide TELUPAY with all reasonable assistance with such claim. TELUPAY shall have no obligation whatsoever where the claim arises from the use of the TELUPAY Services and/or the TELUPAY System in combination with MEGALINK Produciton Server Set-Up and any upgrades not supplied or approved by TELUPAY save where TELUPAY was proven guilty of fault or negligence at the Location.

18.     ENTIRE AGREEMENT / AMENDMENTS

18.1.     This Agreement, constitute the entire agreement of the Parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or agreement with respect to this transaction, without prejudice to the rights and outstanding obligations which may have accrued in favor of or for the benefit of either Party prior to the date of effectivity of this Agreement.

18.2.     Unless otherwise provided, any amendment of any provisions of this Agreement shall be in writing and with the consent of the Parties affected by such amendment. No Party shall be deemed to have waived any right or provision under this Agreement unless such waiver is made in writing.

19.     MISCELLANEOUS

a.     Marketing and Promotional Activities. MEGALINK undertakes to market the service to its members as part of its overall training and orientation programsin coordination with TELUPAY in planning and conducting said activities as applicable.

b.     Press Releases and Other Ad/Marketing Promo Content. MEGALINK and its Members shall allow the marketing logo tag "powered by TELUPAYTM (logo)" and "TELUPAYTM Making Money MobileTM" to be included in MEGALINK's and its Members' ad or promotional and marketing materials either in print or in broadcast in promoting MEGALINK's and its Members' mobile phone banking services, and to allow such materials to be featured onTELUPAY's website or promotional and marketing materials.

c.     No Third Party Use. MEGALINK shall use the TELUPAY Services and/or TELUPAY System for its own internal business purposes only, specifically providing mobile phone banking services to the Members and their customers and/or end-user accountholders. Except as otherwise provided herein, any use, operation or implementation of all or part of the TELUPAY Services and/or TELUPAY System by third parties shall be subject to separate negotiations and/or user agreements.

d.     Effects of Unauthorized Use.Except as otherwise provided in this Agreement, where MEGALINK itself or MEGALINK knowingly allows or causes other third parties or affiliates to use, study, implement or in any way infringe any part or all of the TELUPAY Services, the TELUPAY Confidential Information, the TELUPAY Services and/or TELUPAY System without the proper use, rights and/or license agreement and without the prior written consent of TELUPAY, MEGALINK shall be considered to have materially breached this Agreement. In the event of such material breach, TELUPAY shall have the absolute right and full discretion to immediately, without need of any notice, stop and terminate the availability for use, use and/or access by such unauthorized third parties and/or to immediately rescind this Agreement upon written notice sent to MEGALINK without need of any court intervention. TELUPAY shall not be liable to MEGALINK or to its affiliates, officers, employees, customers or any third party for any damages that may result from the exercise of the said right. Additionally in the said situation, TELUPAY shall have the right to undertake any and all actions necessary to prevent any further unauthorized use of the TELUPAY Services and/or the TELUPAY System and/or the unauthorized disclosure of the TELUPAY Confidential Information.

e.     Non-Transferable Authority. Subject to the terms and conditions set out in this Agreement, TELUPAY grants the MEGALINK a non-transferable authority to avail itself of and use the TELUPAY Services and/or TELUPAY System, which in turn shall be subject to periodic revision by TELUPAY and MEGALINK to reflect changes agreed upon by both Parties

f.     Prohibition. MEGALINK may not make any copies of the TELUPAY Services and/or TELUPAY System. The TELUPAY Services and/or the TELUPAY System are accredited to TELUPAY and MEGALINK shall ensure that the TELUPAY Services and/or the TELUPAY System in the possession of MEGALINK shall always bear TELUPAY's proprietary notice.

g.     Non-modification. MEGALINK hereby undertakes to TELUPAY not to alter or modify the whole or any part of the TELUPAY Services and/or the TELUPAY System in any way whatsoever, nor wilfully permit the whole or any part of the TELUPAY Services and/or the TELUPAY System to be combined with or become incorporated in any other programs, nor decompile, disassemble or reverse engineer the same, nor attempt to do any of such things.

h.     Injunctive Relief and Damages. Each Party acknowledges that any breach or violation on its part of any promises, commitments, undertakings and/or agreements contained in this Agreement, inclusive of their respective subparagraphs and subsumed provisions, may result in grave, irreparable, and continuing damage to the Party to which such compromised confidential or proprietary information pertains to (the "aggrieved Party") for which there will be no adequate or speedy remedy at law; and the aggrieved Party shall be immediately entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper in the circumstances (including monetary damages if appropriate). In the proper cases and upon competent judicial authority, the aggrieved Party may enter upon any location or territory where the compromised confidential or proprietary information may be kept for the purpose of preventing the unauthorized use, reproduction, examination, distribution, or transaction thereof.

i.     Limitation of Liability. Each Party'sliability with respect to breach of any of its obligations under this Agreement shall be limited to the total cost of implementing the service but shall not include the cost or the purchase of any or all hardware and other peripherals.

Each party shall hold the other party, its officers, directors, agents, employees and affiliates free and harmless from any and all actual and direct damages, claims, demands, costs, expenses, obligations, or causes of action of any nature, including reasonable attorney's fees and costs, arising from this Agreement, except for: (i) violation by the other party (the "Guilty Party") of any law, ordinance, rules and regulations; (ii) material breach by the Guilty Party of any obligation, representation or warranty stated herein; and/or (iii) damages suffered by third parties or the non-guilty party or its employees or agents caused by Guilty Party's fault or gross negligence in the performance of its obligations under this Agreement.

Under no circumstances shall any Party be made liable for any moral, nominal, exemplary, special, indirect or consequential damages, including profit loss or lost business opportunities, whether foreseen or unforeseen unless there exists bad faith.

j.     Severability of Provisions. If any one or more of the provisions contained in this Agreement or any other document executed in connection herewith shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or in such other document shall not in any way be affected or impaired.

k.     Governing Law. This Agreement shall be governed by and in accordance with the laws of the Republic of the Philippines.

l.     Compliance with Laws. In connection with this Agreement, each Party shall comply with all applicable regulations and laws, and other relevant laws that may hereinafter be enacted and/or imposed. Each Party shall require its customers to assume an equivalent obligation with regard to applicable regulations and laws of the region.

m.     Venue for Suit. The Parties hereby agree that any legal action, suit or proceeding arising out of or in relation to this Agreement shall be instituted only in the proper court of Pasay City.

n.     No Assignment. The Parties shall not assign any of their respective rights, privileges or obligations under this Agreement without the prior written consent of the other party, which consent will not to be unreasonably withheld or delayed by either Party. Any attempted assignment or grant in derogation of the foregoing shall be void. If there is a change in ownership or control of a Party, the latter shall inform the other party in writing of such changes and such Party shall not be excused from complying with its obligations under this Agreement.

o.     Limited Trademark Rights Granted. Nothing in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trademark or other designation of either Party (including any contraction, abbreviation, or simulation of any of the foregoing) except as expressly allowed by this Agreement or any written confirmation by the Parties and its representatives concerned.

p.     Notice. Any notice required or permitted to be made or given to either Party pursuant to this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) upon receipt when delivered personally; (b) by overnight courier upon written notification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, five (5) days after deposit in the mail or (e) by electronic mail acknowledged and upon receipt of email read notification . All notices must be sent to the address set forth below or to such other address as the receiving party may have designated by written notice given to the other Party.

q.     Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects only by written agreement of the parties.

r.     Further Assurances. Each Party agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

s.     Non-Solicitation of Personnel. Except for the benefit of both Parties, the Parties agree that at no time during the time that this Agreement is in effect, or for a period of one (1) year after termination of the employment relationship between the Party and its employee, regardless of the reason for the termination of the employment relationship, will the Parties either solicit or accept as an employee, independent contractor or other agent of the other Party, without first obtaining the express written consent of the other Party.

            IN WITNESS WHEREOF, the parties hereto hereby cause their respective authorized representatives to affix their respective signatures this 17th day of August, 2012 at the Pasay City.

TELUPAY (PHILIPPINES) INC. By: JOSE LUIS ROMERO-SALAS President/CEO	MEGALINK INC. By: BENJAMIN P. CASTILLO President & CEO

SIGNED IN THE PRESENCE OF:

/s/ Rosarito Carrillo ________________________________ Rosarito Carrillo Director for Operations	/s/ Bernadette A. Ramos ________________________________ Bernadette A. Ramos Head, Product Development and Management Group

ACKNOWLEDGEMENT
REPUBLIC OF THE PHILIPPINES	)
MAKATI CITY	) S.S.

Before me, a Notary Public, for and in __________________, personally came and appeared the following:

NAME	VALID GOVERNMENT ID	DATE/PLACE ISSUED
TELUPAY: JOSE LUIS-ROMERO SALAS
ROSARITO D. CARRILLO
MEGALINK: Benjamin P. Castillo
BERNADETE A.RAMOS

known to me to be the same persons who executed the foregoing Memorandum of Agreement, consisting of nineteen (19) pages, including this Acknowledgement page, signed by the parties and the witness on all pages, and the parties to the instrument acknowledged to me that the same is of their own free will and voluntary act and deed and of the corporations herein represented.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal this __th day of ______________ 2012 at _________________.

Doc. No. ________;

Page No. ________;

Book No. ________;

Series of 2012.

ANNEX A

TRANSACTION FEES

1.       TRANSACTION FEES

The Parties, on a best commercial efforts basis, have agreed to the following transaction fees:

Mobile Banking Transaction Fee Distribution

Table 1

Transaction Type	TELUPAY (as ACQUIRER)	MEGALINK	Participating Member (as ISSUER)	Others
User Registration (with Balance Inquiry)	Gets P1.50	Gets P0.75	Pays P2.25	N/A
Balance Inquiry	Gets P1.50	Gets P0.75	Pays P2.25	N/A
Bills Payment	Gets P3.25	Gets P2.00 to P4.00	Gets P1.75	Biller Institution Pays P7.00 to P9.00
Funds Transfer (Own Account)	Gets P1.50	Gets P0.75	Pays P2.25	N/A
Inter-Bank Funds Transfer	Gets P6.75	Gets P5.00	Pays P18.75	N/A
Load Fulfillment:
Globe	Gets 50% of discount plus P0.75	Gets 20% of discount	Gets 30% of discount less P0.75	Eload Provider (TelUPay) gives 12% discount from Load amount
Smart	Gets 40% of discount plus P0.75	Gets 35% of discount	Gets 25% of discount less 0.75	Eload Provider (TelUPay) gives 10.5% discount from Load amount
SUN				Eload Provider (TelUPay) gives 13% discount from Load amount
Request (Checkbook and Statement)	Gets P1.50	Gets P0.75	Pays P2.25	N/A
Mobile Banking History (with Balance Inquiry)	Gets P1.50	Gets P0.75	Pays P2.25	N/A
Rejected Transaction with SMS	Gets P0.75	-	Pays P0.75	N/A

TELUPAY shall receive through its designated SETTLEMENT BANK the corresponding TELUPAY transaction fees for all Mobile banking related transactions that was processed successfully by MEGALINK and the Participating Issuers. MEGALINK shall be under no obligation to pay

TELUPAY's corresponding transaction fees for transactions that were not processed successfully by MEGALINK and/or the Participating Issuers.

Any future changes to the transaction fees and/or fee distribution defined above shall be mutually agreed upon by the parties in writing at least sixty (60) days prior to intended date of implementation.

The corresponding transaction fees settled to TELUPAY for disputed transactions and found to be in favor of the participating ISSUER, shall be returned / paid back by TELUPAY via the regular MEGALINK settlement and reconciliation process.

Eload Discount Matrix

Table 2

TELCO	Airtime Packages	Load Amount	Discount	Revenue to be Shared
Globe	AMAX 30	30.00	12.0%	Php3.60
	AMAX 60	60.00		Php 7.20
	AMAX 100	100.00		Php 12.00
	AMAX 150	150.00		Php 18.00
Smart	ELOAD 60	60.00	10.5%	Php 6.30
	ELOAD 100	100.00		Php 10.50
	ELOAD 115	115.00		Php 12.08
	ELOAD 200	200.00		Php 21.00
	ELOAD 300	300.00		Php 31.50
	ELOAD 500	500.00		Php 52.50
	ELOAD 1000	1,000.00		Php 105.00
SUN	Xpressload Regular 50	50.00	13.0%	Php 6.50
	Xpressload Regular 75	75.00		Php 9.75
	Xpressload Regular 100	100.00		Php 13.00
	Xpressload Regular 150	150.00		Php 19.50
	Xpressload Regular 300	300.00		Php 39.00
	Xpressload Regular 500	500.00		Php 65.00

2.       MAINTENANCE SERVICE FEES

a.       Annual Maintenance Service Fee

TELUPAY has agreed to waive the Annual Maintenance Service Fee of Four Hundred Twenty Thousand Pesos (P420,000.00) for the duration of the SLA which shall run for five (5) years starting from ninety (90) days from the date the TELUPAY Services are in production and/or in commercial use by the MEGALINK and/or any of the MEGALINK Members

b.       For SW Development works outside of the SLA or Change Orders

i.   Dev Engr. - P8,000 per day

ii.  Project Mgmt - 10% of total Development Engr.

c.       For works which requires TELUPAY personnel to provide services outside Metro Manila, the cost of transportation and accommodation shall be reimbursed by MEGALINK.

3.       PAYMENTS

a.     TELUPAY shall appoint a SETTLEMENT BANK that is a Principal member of MEGALINK, which will assume all financial obligation of TELUPAY and perform settlement, i.e. debiting or crediting of the net results of transaction amount, fees, service charges, adjustment or any penalties/sanctions due to or due from TELUPAY, in connection with or resulting for the service contemplated in this Agreement. TELUPAY shall ensure that the SETTLEMENT BANK agrees and assumes TELUPAY's financial obligation and provides MEGALINK written acknowledgement of financial obligation in connection with or resulting from this AGREEMENT.

b.     Settlement of transaction fees due to and due from TELUPAY in connection with or resulting from this Agreement shall be done through the Settlement Bank on a next banking day basis and whenever BSP PhilPaSS is available. Arrangement on the timing of the actual debit or credit to TELUPAY's account maintained in the Settlement Bank shall be covered by a separate Settlement Agreement between TELUPAY and its Settlement Bank

c.     MEGALINK on a daily basis shall make available for download the MegaLink reports i.e. Settlement Report, Transaction Listings and Statistics via MEGALINK File Transfer Protocol facility.

d.     TELUPAY agrees that MEGALINK report shall be the ruling report and basis for Settlement and Reconciliation.

ANNEX B

SERVICE LEVEL AGREEMENT

1	TABLE OF CONTENTS
1	TABLE OF CONTENTS		2
2	INTRODUCTION		3
3	SCOPE		3
	3.1	PREVENTIVE MAINTENANCE	3
	3.2	TECHNICAL SUPPORT	4
	3.3	TELUPAY KEY PERSONNEL	5
	3.4	SEVERITY LEVEL DESCRIPTION	6
	3.5	PROBLEM MANAGEMENT	7
	3.6	INCIDENT MANAGEMENT	7
	3.7	PROBLEM ESCALATION WORKFLOW	7
	3.8	PROBLEM ESCALATION PROCESS:	8
	3.9	SOFTWARE MAINTENANCE	9
4	CHANGE ORDERS		10
	4.1	MEGALINK'S RIGHT TO VARY	10
	4.2	RECOMMENDATION FROM TELUPAY	10
	4.3	CHANGE ORDER PROCEDURE	10
	4.4	TELUPAY TO PROCEED	10
5	SERVICE LEVEL REVIEW AND REPORTING		10
	5.1	REPORTS	10
	5.2	SERVICE REVIEW MEETING	11
6	GOVERNANCE BODY		11
	6.1	PARTICIPANTS AND OBJECTIVES	11
	6.2	OBJECTIVE OF THE GOVERNANCE BODY	11
	6.3	FREQUENCY OF GOVERNANCE MEETING	12

2       INTRODUCTION

The Parties have come together to define the parameters by which the operation of the installed system in the premises of MegaLink will be maintained in accordance with the commitment levels defined in this document.

This document shall be an integral part of the Agreement signed between the Parties, herein referred to as "Agreement"

3       SCOPE

TelUPay shall provide the following services to support MegaLink's mobile banking operation to within the 99.8% system availability:

-   Preventive Maintenance

-   Technical Support

-   Problem Management

-   Software Maintenance

In addition to the above services, both Parties shall form a Governance Body which shall meet based on agreed schedules per Section 6 to review the performance of the system and to address important matters relating to the operation of the system. The composition of the Governance Body and its functions are discussed in Section 6 of this document.

3.1     PREVENTIVE MAINTENANCE

In accordance with the Bangko Sentral ng Pilipinas (BSP) regulation on segregation of data, TelUPay will provide preventive maintenance recommendations and suggestions subject to MegaLink performing the recommended health check procedures below:

To ensure that the MBS servers are in good condition, health check should be performed by MegaLink on a weekly basis, a report in the form of an email must be sent to TelUPay every Friday or as needed. The report will include data like CPU usage, server utilization and others.

MegaLink shall provide its own computer to serve as the console to monitor the areas and component of the MBS:

	Component	Status
1	Gateway
MCPro Client Status
Host Alive Monitor
Uptime
Memory Usage
CPU Load
Drive Space Usage
2	MBS Connections
-to Gateway Server
-to Backup Server
-to Midlet Server
3	Backup Server Health
Host Alive Monitor
Uptime
Memory Usage
CPU Load
Drive Space Usage
4	Monitor connection to Mail Server
Connection from MBS to mail server
Connection from Midlet server to mail server
5	Monitor connection to Sun Cellular
Connection from MBS to Midlet server
Connection from Midlet server to Sun MCPro server
6	Monitor connection to UDH Gateway
Connection from MBS to Midlet server
Connection from Midlet server to Sun MCPro server

The following will be included in the Health Check Reports:

-   Current memory usage given by "free -m" shell command including a screen shot of MRTG memory page.

-   Current bandwidth usage as given by MRTG summary and a screen shot of MRTG Traffic Analysis page.

-   Current disk space usage given by "df -hT" shell command.

-   Current CPU usage given by MRTG summary and a screenshot of MRTG CPU Load Average page.

-   Summary of total number running processes given by "ps aux | wc -l" shell command and a Screen shot of Nagios Service Detail page.

-   Last 100 lines of /var/log/messages and /var/log/secure.

3.2     TECHNICAL SUPPORT

TelUPay shall provide technical support to MegaLinkduring regular business hours: Monday - Friday, 9:00 A.M. to 6:00 P.M.

On-call Client support will be available 24/7.

3.3     TelUPay KEY PERSONNEL

TelUPay will provide key personnel or helpdesk team with different escalation levels as the primary contact points for the counterpart key personnel provided by MegaLink for various concerns as indicated in the 'Client Key Personnel' part of this SLA.

In case the personnel assigned for the first escalation priority is not available or cannot be contacted for some reason, MegaLink can move up the escalation priority list.

Should there be a change of key personnel from TelUPay, TelUPay will communicate the change to MegaLink immediately to ensure proper turnover.

Key Personnel	Level of Support	Severity level	Project Role	Contact Information
Lhalaine Galicia	1st	4th	Quality Assurance (QA) Team	Email: lhaine.galicia@telupay.com Mobile: +63 920 5581316 Office: (+632) 6597595 or (+632) 8460709
Aljo Fabro	2nd	3rd	Lead Programmer	Email: aljo.fabro@telupay.com Mobile: +63 927 9848173 Office: (+632) 6597595 or (+632) 8460709
Marlon Portugal	3rd	2nd	Assistant Project Manager	Email: marlon.portugal@telupay .com Mobile: +63 917 8535416 Office: (+632) 6597595 or (+632) 8460709
Adrian Ocampo	4th	1st	Project Manager	Email: adrian.ocampo@telupay .com Mobile: +63 920 9385001 Office: (+632) 6597595 or (+632) 8460709

The TelUPay Helpdesk Team will respond to service incidents that affect the business based on the following metrics on Severity level.

3.3.1 Issue Resolution Targets

Severity	Response Time	Target system restore time (workaround)	Target Resolution	Status Call
Severity 1	Immediate	Within 2 hours after issuing response	1 business day after issuing response	Every 2 hrs after restore time
Severity 2	12 hours after ticket report	24 hours after issuing response	1 - 2 business days	Every 4 hrs
Severity 3	24 hours after ticket report	1-2 business days after issuing response	5 - 10 business days	Every 4 hrs
Severity 4	1-2 days after ticket report	2-3 business days after issuing response		Upon closure

3.4     SEVERITY LEVEL DESCRIPTION

Severity Level can be defined based on the following description:

Severity Level	Description
Severity 1: Urgent

MBS or its significant elements are not functioning. All or part of the activities connected to MBS, excluding dependencies from third-party service providers and other projects of Megalink that uses the functionalities of MBS, are not functioning or functioning with the performance that makes it unusable.

During SEVERITY ONE incidences, MBS ceases to function and Business cannot continue.

Severity 2: Major

MBS or its significant elements are functioning at partial capacity which hampers the functioning of all or part of the activities connected to MBS, excluding dependencies from third-party service providers and other projects of Megalink that uses the functionalities of MBS.

During SEVERITY TWO incidences, major elements of MBS cease to function making the operations of MBS slow and non-productive.

Severity 3: Minor

MBS or its significant elements are exhibiting errors that have minor influence on all or part of the activities connected to MBS, excluding dependencies from third-party service providers and other projects of Megalink that uses the functionalities of MBS.

During SEVERITY THREE incidences, all business functions are working as required, but at a slower performance output.

Severity 4: Trivial

MBS or its significant elements are exhibiting errors that do not have direct influence on all or part of the activities connected to the MBS.

During SEVERITY FOUR incidences e.g. aesthetic errors all business functions are working as required and there is no impact on the operations of MBS.

3.5     PROBLEM MANAGEMENT

Problem Management is structured to address the causes of incidents which pose the greatest risk. The main goal of problem management activities is to ascertain the root causes of incidents and to minimize their impact on the business operations of MegaLink (and hence eliminating repeat problems).

TelUPay shall manage all issues and escalate them in the proper manner to achieve its resolution according to the metrics described in Table 3.3.1 Issue Resolution Targets.

3.6     INCIDENT MANAGEMENT

The TelUPay Helpdesk Team will respond to each service incidents/issues reported that affects the continuity of the business operation. Issues are received by both TelUPay and MegaLinkin the form of a ticket created in the TelUPay web base Bug Tracking System (BTS).

BTS is accessible through the following URL Link:

https://bugtrack.telupay.com

Issues are categorized according to its type (i.e. Architectural, Software, Application, Data Input and Change Request) and assessed its severity to determine the cause of the interruption.

As soon as any issues occur, the problem is cross-referenced to a database of known errors in the TelUPay Bug Tracker. If it is identified as a known error, the appropriate patch shall be applied and tested to be closed subject to confirmation of the issue owner. Errors which do not have an existing match in the database of the TelUPay Bug Tracker shall be automatically assigned to a TelUPay Key Personnel for corresponding actions.

3.7     PROBLEM ESCALATION WORKFLOW

The diagram below represents the flow of resolution levels that MegaLinkwill follow upon receipt of problem and shall assume the following conditions:

    MegaLink has its own escalation procedure and problem isolation protocol to diagnose that the problem lies within the application (MBS).

    Problems/ Issues should be created as a ticket in the TelUPay Bug Tracker.

    Only assigned key personnel from both TelUPay and MegaLink will report, assess and update the problem/issue in the TelUPay Bug Tracker.

3.8     PROBLEM ESCALATION PROCESS:

1.   MegaLink representative reports issues through the TelUPay Bug Tracker in the form of a ticket. Issues are categorized according to its type and assessed according to its severity.

2.   TelUPay Quality Assurance (QA) will cross-reference reported issue if there exists a record on the TelUPay Bug Tracker. If so, the new incident will either be closed or tagged as a child issue with reference to the existing one. However, if the known error doesn't match any existing ticket, it will be assigned to key personnel (Project Manager (PM); Developer) for corresponding solutions.

a.   Project Manager - Change request and uncontrolled variables.

b.   Developer - Bug fixes.

3.   Key Personnel will re-asses ticket. If issue can be replicated, resolution or fixes will be applied. However, if the issue forwarded cannot be replicated, ticket will be re-assigned to the MegaLink representative for re-evaluation or closing.

4.   Fixed ticket will be forwarded to QA for regression testing.

5.   If ticket has passed the testing, QA will forward ticket to PM. If not, ticket will be re-assigned to the Key Personnel for re-fixing.

6.   PM will tag ticket as resolved , if verified successful. If not, ticket will be re-assigned to the QA.

7.   MegaLinkwill re-test issue and if confirmed resolved, will tag ticket as closed. However, if still not addressed, will re-assign issue to QA for possible resolution until MegaLinkwill tag it solved.

3.9     SOFTWARE MAINTENANCE

During the term of the Agreement, TelUPay will provide software maintenance services only for the MBS installed in MegaLink's premises, third party solutions and/or peripherals shall not be covered in this or any other section of this SLA.

TelUPay shall carry out the following tasks as part of the Software Maintenance:

-   If appropriate, TelUPay shall develop, deliver and, with the prior consent of MegaLink, install a Patch for the purposes of rectifying Faults.

-   TelUPay shall ensure that each Patch is backwards compatible.

-   TelUPay shall publish technical notes and reports to inform MegaLink about faults caused bySoftware Defects (generic and specific), and deliver these to MegaLink.

-   Where a Patch:

    includes an amendment to the current Release or the provision of new software to form part of the current Release; and

    is provided to correct software to MegaLink,

-   TelUPay shall deliver to MegaLink, with the Patch, two copies of any amendments details that reflect the provision of the Patch.

-   Immediately upon correction of a fault through the installation of a Patch (or other Software correction) TelUPay shall deliver to MegaLink appropriate amendments to the documentation specifying the nature of the correction and providing instructions for the proper use of the corrected software.

-   TelUPay shall provide MegaLink with all assistance reasonably required by MegaLink to enable MegaLink to implement the use of any corrected version of the patch correction Release.

-   TelUPay shall appropriately test each Patch that is delivered under this AgreementContract. These tests shall include, as a minimum, tests which demonstrate that the fault has been resolved and that the performance of the current patch Release has not deteriorated as a result of the correction.

-   Promptly following installation of the patch, TelUPay shall certify to The Client that such tests have been carried out and passed.

-   TelUPay shall install each corrective patch:

    on the dates agreed between TelUPay and MegaLink; and

    at no additional cost to MegaLink;

4       CHANGE ORDERS

4.1     MEGALINK'S RIGHT TO VARY

MegaLink may issue a Change Order, to TelUPay requesting TelUPay to alter, amend, omit, add to or otherwise vary any part of the system. TelUPay shall not vary or alter any part of the system, except in accordance with a Change Order from MegaLink and mutually agreed by the both Parties.

4.2     RECOMMENDATION FROM TELUPAY

TelUPay may propose recommendations to MegaLink at any time to improve any part of the system. TelUPay shall not vary or alter any part of the system, except in accordance with a Change Order from MegaLink and mutually agreed by the both Parties.

4.3     CHANGE ORDER PROCEDURE

In the event that one Party wishes to alter, amend, omit, add to or otherwise vary any part of the system, such Party may issue a written notice to the other Party informing of such intention and the variation required. As soon as possible after having received such notice, TelUPay shall submit to MegaLink:

a.   a description of work, if any, to be performed and a programme for its execution;

b.   TelUPay's proposals for any necessary modifications or to any of TelUPay's obligations under theAgreement;and

c.   Pricing considerations, if any.

Following the receipt of TelUPay's submission, both Parties shall discuss and decide as soon as possible whether or not the variation shall be carried out.

TelUPay may claim an extension of time if it is delayed or will be delayed in completing the scope as a result of any Change Order, provided always, TelUPay shall provide full particulars to substantiate the basis of the claim.

Upon mutual agreement on the content, the Parties shall sign the Change Order.

4.4     TELUPAY TO PROCEED

Upon approval of a Change Order, TelUPay shall proceed to carry out the variation and be bound pursuant to the terms and conditions of theAgreementin so doing, as if such variation was stated in this Agreement.

5       SERVICE LEVEL REVIEW AND REPORTING

5.1     REPORTS

TelUPay shall provide a weekly summary report via email to ensure that no issue has been left unresolved and the service level agreement is met on all the agreed issues/problems.

The weekly summary report shall include statistics on how many issues have been reported, resolved and still open among others. This report should be available for printing from the TelUPay Bug Tracker to include history for the past 90 days.

5.2     Service Review Meeting

As services and technologies change, the SLA may change to reflect the improvements and/or changes. This SLA will be reviewed every six months and updated as necessary. When updates are deemed necessary, MegaLink will be asked to review and approve the changes. In the absence of the completion of a review, the current SLA will remain in effect.

Reviews of the service will be jointly conducted by both Parties quarterly or, right after a Severity One outage as defined in the 'Severity Level' part of the 'Problem Management' section of this SLA or, after any enhancement or customization as indicated in Section 4under the Change Order Process.

6       GOVERNANCE BODY

6.1     PARTICIPANTS AND OBJECTIVES

Participants to the Governance Body will be senior TelUPay and MegaLink representatives not directly involved on the day to day operations. The Governance Body may require key personnel from both Parties to provide information related to the matters that will be discussed during the governance meetings.

Composition	TelUPay	MegaLink
Executive Level	Operations Director
Business Level	Key Account Manager
Technical Level	Chief Technical Officer

6.2     OBJECTIVE OF THE GOVERNANCE BODY

The following are the Governance Body's objectives:

a.   To serve a main escalation level,if needed;

b.   To get and ensure management awareness on system performance versus service levels;

c.   To ensure both Parties' objectives are aligned and that any strategic move of any of the Parties directly impacting the system and its operation is properly communicated and analysed;

d.   To ensure MegaLink and TelUPay share a common view on commercial and marketing status;

e.   To recommend changes on the scope of the SLA;

f.   To approve or disapprove Change Orders as stated in Section 3.

6.3     FREQUENCY OF GOVERNANCE MEETING

During the launching period of the service, the Governance Body's meeting frequency will be monthly.

After an initial period of six months, the proposed frequency will be quarterly unless otherwise requested by MegaLink.

All meetings of the Governance Body will be documented. Minutes of each meeting will be jointly verified and agreed within seven days. All decisions of the Governance Body shall be by majority.

ANNEX C

MEGALINK MEMBERS

Banco de Oro Universal Bank
Cooperative Rural Bank of Bulacan
Country Rural Bank of Taguig
ENCASH
G-Xchange
GSIS Family Bank
MASS-SPECC Cooperative Development Center
Microfinance Maximum Savings Bank
NATCCO
One Network Bank
Pacific Ace Savings Bank
Planters Development Bank
Queen City Development Bank
Union Bank of the Philippines
United Coconut Planters Bank

ANNEX D

TELUPAY SERVICES

Availability
MOBILE BANKING SERVICES:
Transaction Type:
Balance Inquiry	Upon Production
Bills Payment
Funds Transfer:
Intra Bank (Own Account)	Upon Production
Inter Bank (IBFT)
Requests:
Checkbook	2 Months after Production
Statement
Load Fulfillment	Upon Production
Mobile Banking History
Mobile Application Program
Symbian (Java)	Upon Production 2 Months after Production
Android
iOS
Blackberry
Others

SIMS SERVICE	Upon Production

AIRTIME PROVIDER
Mobile Banking:
Globe and Touch Mobile (TM)	Upon Production
Smart and Talk n' Text
Sun
MegaLink Channels (e.g. ATM, POS, Internet):
Sun	1 Month after Production

MOBILE COMMERCE	Timetable to be agreed by both parties

ANNEX E

SYSTEM ARCHITECTURE AND
SPECIFICATIONS

System Architecture:

Mobile Banking Users
MEGALINK
Members
Primary Site
Core Switch
Mobile Banking System
HSM
Primary Site
Globe Subscriber
Smart Subscriber
Sun Subscriber
PRIMARY IPVPN
Active
INTERNET
Standby
SECONDARY IPVPN
GLOBE
CLOUD COMPUTING SERVICES – Eload Platform
SMART
INTERNET
SUN
HSM
Core Switch
Mobile Banking System
Mobile Network Operator
Secondary Site
Secondary Site

System Specification:

Primary Site
Mobile Banking System:
Hardware:	Provided by MegaLink
Processor: Xeon 4C - e5620 Dual Processor
Memory: 16 GB Memory (4x4 GB)
Storage: Raid Controller 300GBX3 RAID 5, 15K 6gbps
Software:	Provided by TelUPay
Operating System: CentOS 6.0
Telco Agnostic Mobile Banking System: TelUPay Mobile Banking Enterprise
Relational Database Management System: MySQL 5.1
Web Server Software: Appache HTTPD Server 2.2
Server-side Scripting Language: PHP 5.2
Computer System, Network and Infrastructure Monitoring Software Application: Nagios
Web-based Network Monitoring Software Cacti

Hardware Security Module: Thales payShield 9000	Provided by MegaLink

Secondary Site
Mobile Banking System:
Hardware: (Virtual Machine Host Server)	Provided by MegaLink
Processor: Xeon 4C - e5620 Dual Processor
Memory: 16 GB Memory (4x4 GB)
Storage: Raid Controller 300GBX3 RAID 5, 15K 6gbps
Software (Virtual Machine TEST)	Provided by TelUPay
Operating System: CentOS 6.0
Mobile Banking System: TelUPay Mobile Banking Enterprise
Relational Database Management System: MySQL 5.1
Web Server Software: Appache HTTPD Server 2.2
Server-side Scripting Language: PHP 5.2
Computer System, Network and Infrastructure Monitoring Software Application: Nagios
Web-based Network Monitoring Software Cacti
Software (Virtual Machine for DR	Provided by TelUPay
Operating System: CentOS 6.0
Telco Agnostic Mobile Banking System: TelUPay Mobile Banking Enterprise
Relational Database Management System: MySQL 5.1
Web Server Software: Appache HTTPD Server 2.2
Server-side Scripting Language: PHP 5.2
Computer System, Network and Infrastructure Monitoring Software Application: Nagios
Web-based Network Monitoring Software Cacti

Hardware Security Module: Thales payShield 9000	Provided by MegaLink

SMS Gateway Facility
Set-Up, Connectivity and Relationship	Provided and Managed by TelUPay